UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 22, 2014 (November 20, 2014)
HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
 (Exact name of registrant as specified in its charter)
Delaware Delaware	001-33139 001-07541	20-3530539 13-1938568
(State of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

999 Vanderbilt Beach Road, 3rd Floor
Naples, Florida 34108
999 Vanderbilt Beach Road, 3rd Floor
Naples, Florida 34108
(Address of principal executive offices, including zip code)

(239) 552-5800
(239) 552-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
This Current Report on Form 8-K/A amends item 5.02 of the Current Report on Form 8-K of Hertz Global Holdings, Inc. ("HGH") and The Hertz Corporation (together with HGH, the "Company") dated November 24, 2014 (the "Initial Filing").
The Initial Filing reported the appointment of John P. Tague as Chief Executive Officer of the Company and a director of the Company.  As disclosed in the Initial Filing, in connection with Mr. Tague's appointment, the Company and Mr. Tague executed a term sheet setting forth the material terms of an employment agreement, equity award agreements and a change in control severance agreement.
On December 16, 2014, the Company and Mr. Tague executed Mr. Tague's employment agreement and change-in-control agreement.  Attached to Mr. Tague's employment agreement are two option award agreements, each of which were executed concurrently with his employment agreement, and the form of a performance-vesting stock unit award agreement, which the Company and Mr. Tague intend to execute as soon as the Form S-8 regarding the HGH 2008 Omnibus Incentive Plan becomes effective.  The foregoing employment arrangements superseded the term sheet described in the Initial Filing.  The material terms of the foregoing employment arrangements are consistent with those described in the Initial Filing.
The summary of the employment arrangements with Mr. Tague included in the Initial Filing and herein does not purport to be complete and is qualified in its entirety by reference to the employment agreement (included as Exhibit 10.1 hereto) and the change in control severance agreement (included as Exhibit 10.2 hereto), each of which is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit	Description

10.1	Employment Agreement, dated as of November 21, 2014, between Hertz Global Holdings, Inc. and John P. Tague.
10.2	Change in Control Severance Agreement, dated as of November 21, 2014, between Hertz Global Holdings, Inc. and John P. Tague.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this report, and in related comments by the Company's management, include "forward-looking statements." Forward-looking statements include information concerning the Company's liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as "believe," "expect," "project," "potential," "preliminary," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "would," "should," "could," "forecasts" or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company's actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q and 8-K. Some important factors that could affect the Company's actual results include, among others, the thorough review of the Company's internal financial records that is being conducted, additional time that may be required to complete the review, the ability of the Company to remediate any material weakness in its internal control over financial reporting, the Company's ability to obtain the waivers described in this report and the final terms and conditions of those waivers, the ability of the Company's lenders to exercise any other remedies under the Company's indebtedness, the final results of the SEC's inquiry or any other governmental inquiries or investigations and those that may be disclosed from time to time in subsequent reports filed with the SEC and those described under "Risk Factors" set forth in Item 1A of the annual report on Form 10-K/A for the year ended December 31, 2013 of the Company.  You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(Registrant)

By:	/s/ Thomas C. Kennedy
Name:	Thomas C. Kennedy
Title:	Senior Executive Vice President and Chief Financial Officer

Date: December 22, 2014

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement, dated as of November 21, 2014, between Hertz Global Holdings, Inc. and John P. Tague.
10.2	Change in Control Severance Agreement, dated as of November 21, 2014, between Hertz Global Holdings, Inc. and John P. Tague.